Exhibit 99.1

AMERICAN APPAREL AMENDS CREDIT AGREEMENT WITH LION CAPITAL

LOS ANGELES, October 1, 2010 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced that on September 30, 2010 it entered into an amendment to its credit agreement with Lion Capital which, among other things, eliminates the minimum Consolidated EBITDA covenant for the dates through and including December 31, 2010, and provides for the minimum Consolidated EBITDA covenant to be tested monthly during 2011.

“Lion Capital has enormous admiration for both American Apparel and its founder, Dov Charney,” said Lyndon Lea, Founder and Partner of Lion Capital. “We are working together with Dov to realign the capital structure of American Apparel to support a number of key initiatives within the business, including the hiring of several new senior executives. We wholeheartedly support the company’s ‘Made in USA’ philosophy under which 7,000 industrial workers in downtown Los Angeles are paid a fair wage. We are particularly impressed by Dov’s passion and energy, and have complete confidence in the American Apparel brand and its business model as an integrated manufacturer and retailer.”

“We are grateful for this expression of continued support for American Apparel’s mission by Lion Capital,” said Dov Charney, Chairman, CEO and founder of American Apparel. “I am touched that Lion Capital is sensitive to the unique challenges that the company has faced in the past year. We look forward to continuing to work closely with Lyndon and Lion Capital over the next several years as we work to build a great future for American Apparel.”

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of September 30, 2010, American Apparel employed approximately 10,000 people and operated over 280 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our relationships with our lenders and our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to obtain amendments to our credit facilities prior to expected covenant defaults; our ability to extend, renew or refinance our existing debt; our ability to regain compliance with the stock exchange rules; the completion of the preparation and review of financial statements and related disclosures for the second quarter ended June 30, 2010, including any restatement, if applicable; our ability to develop and implement plans to improve our operations and financial position; costs of materials and labor; our ability to improve manufacturing efficiency at our production facilities; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, and Form 10-K/A for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Joseph Teklits / Jean Fontana

ICR

(203) 682-8200

or

Adrian Kowalewski

Chief Financial Officer

American Apparel

(213) 488-0226